Exhibit B-1(b)


             [Letterhead of Entergy Louisiana, Inc.]


                                                   March 12, 1999

To prospective purchasers
of the First Mortgage Bonds
of Entergy Louisiana, Inc.


Ladies and Gentlemen:

  Entergy Louisiana, Inc. ("Company") expects to issue and sell in one or more series at one time or from time to time not more than $75,000,000 aggregate principal amount of its First Mortgage Bonds ("Bonds"). The Company will receive proposals for the purchase of all or such portion of the Bonds as may be designated by the Company to prospective purchasers.

  Enclosed please find copies of a draft prospectus supplement to the prospectus dated November 15, 1993 ("Prospectus") relating to the Bonds, a questionnaire to be used in furnishing certain information to the Company and an Underwriting Agreement for use in submitting a proposal. You may obtain copies of the registration statement relating to the Bonds and of the documents incorporated by reference in the Prospectus by contacting Denise
C. Redmann, Senior Counsel - Corporate and Securities of Entergy Services, Inc., 639 Loyola Ave., New Orleans, Louisiana 70113 (telephone number (504) 576-2272).

  The Company will give notice ("Notice") to two or more of the following: Chase Securities Inc.; Donaldson, Lufkin & Jenrette Securities Corporation; A.G. Edwards & Sons, Inc.; Goldman, Sachs & Co.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; J.P. Morgan Securities Inc.; Salomon Smith Barney Inc.; Morgan Stanley & Co. Incorporated; PaineWebber Incorporated; Prudential Securities Incorporated; Stephens, Inc. and Warburg Dillon Read LLC at least two (2) hours prior to the time proposals are to be submitted, of (i) the principal amount of the Bonds being offered, (ii) the date on which such Bonds will be issued, (iii) the maturity date of such Bonds, (iv) the date from which interest will accrue, (v) the range within which the price offered to the Company by the prospective purchasers of the Bonds would be acceptable, (vi) the date, time and location for the submission of proposals and (vii) the manner in which proposals are to be submitted. Various basic terms relating to the Bonds are set forth in Appendix A hereto.

  Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004-1490 (telephone number 212-858-1000), are acting as purchasers' counsel. Should you wish to discuss the legal aspects of the offering, or the fees and disbursements of such counsel, please contact Jeffrey J. Delaney, Esq. of that firm (212-858-1292). Such counsel have prepared a preliminary memorandum with respect to the qualification of the Bonds under the "blue sky" laws of various jurisdictions. Copies of these memoranda may be obtained from Mr. Delaney.

  A due diligence call has been scheduled for 3:00 p.m. EDT on March 18, 1999. For your reference, a list of suggested due diligence topics that will be discussed by the Company during the call is also enclosed. If you wish to participate in such call, please notify Mr. Delaney by Noon EDT on March 17, 1999. The Company filed today its Annual Report on Form 10-K for the year ended December 31, 1998; copies of the Form 10-K will be available next week at the SEC's web site.

Very truly yours,

ENTERGY LOUISIANA, INC.


By:  Steven C. McNeal
Vice President and Treasurer

                                                            APPENDIX A

                        ENTERGY LOUISIANA, INC.

                           Summary of Terms
Relating to the Purchase of First Mortgage Bonds of a Particular Series

Principal Amount     To  be  designated  by the  Company  in  the
                     Notice.


Date of Issuance     To  be  designated  by the  Company  in  the
                     Notice.


Date of Maturity     To  be  designated  by the  Company  in  the
                     Notice.


Date from which
Interest will Accrue To  be  designated  by the  Company  in  the
                     Notice.


Interest Rate        The  annual interest rate shall  be  as  set
                     forth    in   the   Underwriting   Agreement
                     submitted  by the successful underwriter  or
                     underwriters  and  shall be  a  multiple  of
                     0.125% (1/8th of 1%) or a multiple of  0.01%
                     (1/100th of 1%).


Dividend Covenant    The  Company  shall  covenant  in  substance
                     that,   so   long  as  any  Bonds   of   the
                     particular   series  being  offered   remain
                     outstanding,  it  will  not  pay  any   cash
                     dividends  on common stock after a  selected
                     date  close to the date of original issuance
                     of  such series of Bonds (other than certain
                     dividends  that  may  be  declared  by   the
                     Company  on or prior to such selected  date)
                     except  from  credits to  retained  earnings
                     after  such selected date plus an amount  up
                     to  $345  million  and plus such  additional
                     amounts   as  shall  be  approved   by   the
                     Securities and Exchange Commission.


Price to Company     The  price  to the Company shall be  as  set
                     forth    in   the   Underwriting   Agreement
                     submitted by the successful underwriter or underwriters and shall be within a range of 99% and 101% of the principal amount of the Bonds, plus accrued interest, if any, for the period and at the rate set forth in such Underwriting Agreement.


Redemption
Provisions           The  Bonds will be redeemable at the  option
                     of  the Company, in whole or in part, at any
                     time  prior to maturity, upon not less  than
                     30  days' nor more than 60 days' notice, (i)
                     with  certain  deposited  cash  (except  for
                     proceeds  of  released property and/or  cash
                     deposits  under the Replacement  Fund  under
                     the  Mortgage),  at  the special  redemption
                     price   of  100%  of  the  principal  amount
                     thereof,  or  (ii)  at  a  redemption  price
                     equal  to  the greater of (A)  100%  of  the
                     principal  amount of such Bonds and  (B)  as
                     determined by a Quotation Agent, the sum  of
                     the  present  values as  of  the  redemption
                     date of the remaining scheduled payments  of
                     principal  of  and  interest  on  the  Bonds
                     being  redeemed  (excluding the  portion  of
                     any  such interest accrued to the redemption
                     date),    discounted   (for   purposes    of
                     determining such present values) on a  semi-
                     annual   basis  (assuming  a  360-day   year
                     consisting  of twelve 30-day  months)  at  a
                     discount   rate   equal  to   the   Adjusted
                     Treasury Rate, plus, in each case, accrued interest thereon to the redemption date.



                     "Adjusted   Treasury   Rate"   means,   with
                     respect  to  any redemption date,  the  rate
                     per   annum   equal   to   the   semi-annual
                     equivalent   yield  to   maturity   of   the
                     Comparable Treasury Issue, assuming a  price
                     for    the    Comparable   Treasury    Issue
                     (expressed as a percentage of its  principal
                     amount)  equal  to  the Comparable  Treasury
                     Price   for   such  redemption  date,   plus
                     0.125%.


                     "Business  Day" means any day other  than  a
                     Saturday  or  a  Sunday or a  day  on  which
                     banking  institutions in  The  City  of  New
                     York  are authorized or required by  law  or
                     executive order to remain closed  or  a  day
                     on  which the Corporate Trust Office of  the
                     Corporate   Trustee  under   the   Company's
                     Mortgage   (the  "Corporate   Trustee")   is
                     closed for business.

                        "Comparable  Treasury  Issue"  means  the
                     United States Treasury security selected  by
                     a  Quotation  Agent  as  having  a  maturity
                     comparable  to  the remaining  term  of  the
                     Bonds  that would be utilized, at  the  time
                     of   selection   and  in   accordance   with
                     customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Bonds.


                     "Comparable  Treasury  Price"  means,   with
                     respect  to  any redemption  date,  (i)  the
                     average of the bid and asked prices for  the
                     Comparable  Treasury  Issue  (expressed   in
                     each  case  as a percentage of its principal
                     amount)  on the third Business Day preceding
                     such  redemption date, as set forth  in  the
                     daily  statistical release (or any successor
                     release)  published by the  Federal  Reserve
                     Bank  of  New York and designated "Composite
                     3:30  p.m.  Quotations for  U.S.  Government
                     Securities" or (ii) if such release (or  any
                     successor release) is not published or  does
                     not  contain  such prices on  such  Business
                     Day,   (A)  the  average  of  the  Reference
                     Treasury   Dealer   Quotations   for    such
                     redemption   date,   after   excluding   the
                     highest  and lowest such Reference  Treasury
                     Dealer  Quotations or (B) if  the  Corporate
                     Trustee   obtains  fewer  than  three   such
                     Reference  Treasury Dealer  Quotations,  the
                     average   of  all  such  Reference  Treasury
                     Dealer Quotations.


                     "Quotation   Agent"   means   one   of   the
                     Reference Treasury Dealers appointed by the Corporate Trustee after consultation with the Company.


                     "Reference  Treasury Dealer" means  each  of
                     Morgan  Stanley & Co., Salomon Smith  Barney
                     Inc.  and Goldman, Sachs & Co., and each  of
                     their   respective   successors;   provided,
                     however, that if any of the foregoing  shall
                     cease   to  be  a  primary  U.S.  Government
                     securities  dealer  in  New  York  City   (a
                     "Primary  Treasury  Dealer"),  the   Company
                     shall  substitute therefor  another  Primary
                     Treasury   Dealer,  or  any  other   Primary
                     Treasury  Dealer selected by  the  Corporate
                     Trustee   after   consultation   with    the
                     Company.


                     "Reference   Treasury   Dealer   Quotations"
                     means,   with  respect  to  each   Reference
                     Treasury Dealer and any redemption date, the average, as determined by the Corporate Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Corporate Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.


Registration
Statement            No. 33-50937.


Miscellaneous        For  further information regarding the terms
                     of   the   Bonds,  please   refer   to   the
                     accompanying  Prospectus  relating  to   the
                     Bonds.


                     The  Underwriting Agreement submitted by the
                     successful   underwriter   or   underwriters
                     shall,   upon  acceptance  by  the  Company,
                     become  effective  as  and  constitute   the
                     agreement  between  the  Company  and   such
                     underwriter or underwriters covering the sale and purchase of the Bonds.